SECURITIES & EXCHANGE COMMISSION
                          WASHINGTON, D.C.

                              FORM 8-K

                           CURRENT REPORT
   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report:  October 4, 2005

                       VILLAGE SUPER MARKET, INC.
           (Exact name of Registrant as specified in its charter)

New Jersey                       0-2633                    22-1576170
(State or Other jurisdiction     (Commission File No.)     (I.R.S. Employer
 of incorporation)                                          Identification No.)

                         733 Mountain Avenue
                    Springfield, New Jersey 07081
               (Address of principal executive offices)

             Registrant's telephone number, including area code:
                             (973) 467-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communication pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 9.01.  Financial Statements and Exhibits

     Exhibit No.        Description

     99.1               Press release issued by the registrant, dated
                        October 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VILLAGE SUPER MARKET, INC.

                                        By:  s/s Kevin Begley
                                             Name:   Kevin Begley
                                             Title:  Chief Financial Officer


Exhibit 99.1

                          VILLAGE SUPER MARKET, INC.
           REPORTS RECORD RESULTS FOR THE FOURTH QUARTER AND YEAR ENDED
                               JULY 30, 2005

Contact:     Kevin Begley, CFO
             (973) 467-2200 - Ext  220
             kevin.begley@wakefern.com

     Springfield, New Jersey - October 4, 2005 - Village Super Market, Inc. (NSD-VLGEA) today reported record net income for the fourth quarter and year ended July 30, 2005.

     Net income was $4,739,000 ($1.46 per diluted share) in the fourth quarter of fiscal 2005, an increase of 9% from the fourth quarter of the prior year. The fourth quarter of fiscal 2005 contains 13 weeks compared to 14 weeks in the prior year. Net income in the fourth quarter increased primarily due to improved sales and gross profit percentages.

     Sales were $253,204,000 in the fourth quarter of fiscal 2005, a decrease of 2.3% from the fourth quarter of the prior year. The prior year included $17,301,000 of sales from the additional sales week. Excluding the additional sales week in the prior year, sales increased 4.7% due to the opening of an 80,000 square foot replacement store in Somers Point, New Jersey on October 27, 2004 and a 4.2% increase in same store sales, partially offset by the closing of a stand-alone drugstore. Same store sales increased due to improved sales in the recently remodeled Bernardsville store, continued improvement in stores opened and remodeled in recent fiscal years, higher sales in one store due to the closing of a competitor, and increases in retail prices in certain categories resulting from inflation. These same store sales improvements were partially offset by reduced sales in three stores due to competitive openings.

     Gross profit increased to 26.8% of sales in the fourth quarter of fiscal 2005 compared to 25.6% in the fourth quarter of the prior year due to improved product mix, higher gross margins in most departments and reduced LIFO charges. These improvements were partially offset by increased promotional spending. Operating and administrative expenses increased to 22.2% of sales in the fourth quarter compared to 21.5% in the fourth quarter of the prior year due to increased fringe benefit, supply and utility costs and reduced leverage in the fourth quarter of the current year, as the prior year included an additional sales week. Utility and supply costs increased due to increases in energy prices.

     Net income for the fiscal year was $15,542,000 ($4.86 per diluted share), an increase of 17% from the prior year. Fiscal 2005 results include $890,000 (after-tax) of income received from a partnership. Excluding this partnership income, pro forma net income was $14,652,000 in fiscal 2005, an increase of 10% from the prior year. Sales in fiscal 2005 were $983,679,000, an increase of 2.7% from the prior year. Excluding the additional sales week from the prior year, same store sales increased 4.2% in fiscal 2005.

     Village Super Market operates a chain of 23 supermarkets under the ShopRite name in New Jersey and eastern Pennsylvania.

     All statements, other than statements of historical fact, included in this Press Release are or may be considered forward-looking statements within the meaning of federal securities law. The Company cautions the reader that there is no assurance that actual results or business conditions will not differ materially from future results, whether expressed, suggested or implied by such forward-looking statements. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof. The following are among the principal factors that could cause actual results to differ from the forward-looking statements: local economic conditions; competitive pressures from the Company's operating environment; the ability of the Company to maintain and improve its sales and margins; the ability to attract and retain qualified associates; the availability of new store locations; the availability of capital; the liquidity of the Company; the success of operating initiatives; consumer spending patterns; the impact of higher oil prices; increased cost of goods sold, including increased costs from the Company's principal supplier, Wakefern; the results of union contract negotiations; competitive store openings; the rate of return on pension assets; and other factors detailed herein and in the Company's filings with the SEC.


                         VILLAGE SUPER MARKET, INC.
                 CONSOLIDATED CONDENSED STATEMENTS OF INCOME
               (Dollars in Thousands Except Per Share Amounts)


                          13 Wks. Ended      14 Wks. Ended      52 Wks. Ended      53 Wks. Ended
                          July 30, 2005      July 31, 2004      July 30, 2005      July 31, 2004

Sales                      $  253,204          $  259,173          $  983,679          $  957,647

Cost of sales                 185,366             192,861             727,161             713,375
                            ---------           ---------           ---------           ---------
Gross profit                   67,838              66,312             256,518             244,272

Operating and
 administrative expense        56,275              55,760             218,649             209,842

Depreciation and
 amortization                   2,727               2,628              10,595               9,495
                            ---------           ---------           ---------           ---------
Operating income                8,836               7,924              27,274              24,935

Income from
 partnerships                     --                  --                1,509                 --

Interest expense, net             563                 485               2,199               2,192
                            ---------           ---------           ---------           ---------
Income before
 income taxes                   8,273               7,439              26,584              22,743

Income taxes                    3,534               3,090              11,042               9,480
                            ---------           ---------           ---------           ---------
Net income                 $    4,739          $    4,349          $   15,542          $   13,263
                            =========           =========           =========           =========
Net income
 per share:

  Basic                    $     1.49          $     1.39          $     4.91          $     4.26
  Diluted                  $     1.46          $     1.37          $     4.86          $     4.20

Gross profit as a
 % of sales                      26.8%               25.6%               26.1%               25.5%

Operating and admin.
 expense as a
 % of sales                      22.2%               21.5%               22.2%               21.9%
